Exhibit 10.10

Employment Agreement with Wenjun Jiang

Party A: Global Mofei (Beijing) Technology Co., Ltd.

Party B: Jiang Wenjun

This contract is made by the following parties on March 3, 2021. It was signed in Chaoyang District, Beijing, on Monday.

Party A: Global Mo Fei (Beijing) Technology Co., Ltd

Address: No.102, Floor 1, Building A12, Xidi Point Memory Cultural and Creative Town, Gaobeidian Township, Chaoyang District, Beijing No.102, Floor 1, Building A12, Xidi Point Memory Cultural and Creative Town, Gaobeidian Township, Chaoyang District, Beijing

Legal representative: Yang Haogang

Party B: Jiang Wenjun

Address: ______________

Emergency Contact: ______________

Emergency contact information: ______________

In accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B agree on the principle of equality, voluntariness and negotiation (hereinafter referred to as the Labor Contract) of the “Contract”, and jointly abide by the provisions listed in this Contract.

I. Term of the labor contract

Article 1 The contract term shall be the following:

There is a fixed-term contract starting from March 3, 2021 to March 2, 2024. After the expiration hereto, if the parties agree to continue their performance, the Contract shall be automatically extended for 30 days from the expiration of the Contract. If the parties have not reached an agreement on the new contract after 30 days of expiration, the performance of this contract shall be terminated.

Article 2 There is no probation period under the contract.

II. Work content and personnel adjustment

Article 3: Party B agrees that, according to Party A’s work needs, in Office of General Management Department, serving as the CTO.

Article 4: Party B shall conscientiously perform the duties designated by Party A, complete its own work tasks and meet the work standards of the corresponding posts.

Article 5: Party A shall have the right to reasonably arrange and adjust Party B’s work position and corresponding salary according to its business needs, expertise, working ability and performance (determined according to the assessment results of Party B). Party B shall obey Party A’s arrangement and management and complete the tasks assigned by Party A on time, in quality and quantity.

III. Labor protection and working conditions

Article 6: Party A shall provide Party B with a safe and hygienic working environment in accordance with the national regulations, and ensure Party B’s personal safety and work in the harmless working environment.

Article 7: Party A shall provide Party B with the necessary working conditions and tools, and establish and constantly improve the working procedures and standards.

Article 8: During the employment of Party B, Party A shall be responsible for educating and training Party B on professional ethics, labor safety, business skills, labor discipline and Party A’s rules and regulations. Party A shall provide Party B with training expenses for technical training to Party B. If Party B signs or leaves for personal reasons during the validity period of the contract, Party A shall have the right to investigate the corresponding compensation for the training expenses (including the travel expenses paid during the training).

Article 9: Besides the working hours, Party A shall provide the environment, various equipment and precious video materials for Party B to independently choose the learning and growth needs. Party B shall operate in accordance with the prescribed procedures, correctly use and maintain and love various equipment and video materials, save various energy, and comply with the confidentiality requirements of the Company.

IV. labor remuneration

Article 10: Party B shall be entitled to obtain corresponding labor remuneration after normal labor attendance, and Party B’s probation period salary and subsidy before tax: _______ RMB / month; after the probation period, if the employment conditions of Party A for Party B are met, the monthly salary and subsidy shall determine the labor relationship: $15,000 in RMB per month, the employee welfare and performance bonus will be determined according to Party B’s work performance, labor results and actual contribution assessment, and the specific implementation method shall be in accordance with Party A’s compensation and welfare and performance management system.

Article 11: Party A shall pay Party B’s salary of the previous month in currency from 11th to 13th days of each month.

Article 12: Party A shall withhold and pay the individual income tax and the state amount payable in accordance with the current laws and provisions of the People’s Republic of China.

V. Insurance and welfare benefits

Article 13: Party A shall provide Party B with the following welfare benefits:

1、	Party B shall enjoy paid holidays such as wedding, funeral and family planning holidays.

2、	Party A shall pay the social insurance stipulated by the state for Party B according to law, and Party B shall pay paid by Party B and Party A shall deduct and pay the salary.

3、	If Party B gives up paying social insurance in Party A’s location, Party A shall pay the legal social insurance fee monthly to Party B’s salary card or in cash, Party B shall return to the social insurance fee of the insurance, and shall return the social insurance payment voucher to Party A for future reference. If it does not return to the social security of the residence, the future social insurance disputes shall be unrelated to Party A, and all responsibilities shall be responsible by Party B himself.

VI. Protection of labor discipline and business secrets

Article 14: Party B shall conscientiously abide by national laws and regulations, various rules and regulations formulated by Party A (including attendance system, employee manual, salary management system, employee performance management system, etc.); strictly implement all work procedures, financial management system, protect Party A’s public property and observe professional ethics; Party B shall confirm the rules and regulations. Party B shall be deemed to agree with various rules and regulations formulated by Party A.

Article 15: If Party B violates the relevant rules and regulations of the Company, violates labor discipline, damages Party A’s reputation to Party A, and causes economic losses to Party A, Party A shall, according to the circumstances, give it the punishment, compensation, disciplinary action or even termination of the Labor Contract according to the relevant provisions of the Reward and Punishment Management System and other systems of the Company. If Party B violates the national laws and is investigated for criminal responsibility according to law, it will terminate the labor contract immediately.

Article 16: If Party B causes property losses due to intentional or gross negligence, Party A, Party A has the right to ask Party B to fully compensate Party A for the economic losses caused after verification.

Article 17: According to the work characteristics of Party A, Party B promises not to disclose Party A’s company business secrets during the contract period and after leaving office, otherwise it shall be liable for breach of contract and pay Party A liquidated damages as required. If economic losses occur to Party A, Party A shall have the right to require Party B to bear all liability for compensation. If a crime is constituted, Party A shall transfer it to the judicial department for investigated criminal responsibility according to law. In addition, Party B undertakes to maintain no labor relationship or sign a non-competition agreement with any other unit when signing this Agreement. Otherwise, if it causes losses to other units, Party B shall be solely liable and has nothing to do with Party A.

Article 18: The scope of trade secrets of Party A referred to Article 17 refers to the scope included in Article 18 of Chapter 4 of the Intellectual Property Protection Agreement attached hereto this Contract. In addition, Party B cannot be employed by other enterprises or other economic organizations at the same time, otherwise, Party A has the right to terminate the contract or investigate its due responsibilities after verification.

VII. Training service period and non-competition restrictions

Article 19: If Party A provides special training expenses for Party B and provides professional and technical training, it will conclude a separate training agreement with Party B to agree on the service period. If Party B violates the service period agreement, Party B shall pay liquidated damages to Party A. The specific service period, liquidated damages standards and payment methods and other relevant provisions shall be separately agreed upon and followed by the Training / Education Agreement signed by both parties.

Article 20: According to the actual situation of Party B contacting with and mastering the business secrets of Party A and its affiliated companies during his tenure, Party A has the right to sign a non-competition agreement with Party B and clearly agree on the rights and obligations of both parties. This Agreement is signed as a supplementary annex to this Contract and has the same legal effect as this Contract.

VIII. Change, termination, termination and renewal of the labor contract

Article 21: If the laws, administrative regulations and rules based on the formulation of this Contract change, the Contract shall change the relevant contents.

Article 22: If the objective circumstances based on the conclusion of this Contract have been changed significantly, resulting in the failure of this Contract, the relevant contents of this Contract may be changed with the consent of both parties through negotiation.

Article 23: This Contract may be terminated upon the agreement of both parties through negotiation.

Article 24: Party B may terminate the Contract (Party A under any of the following circumstances does not pay compensation or economic compensation).

1、	If the applicant is proved to not meet the conditions for employment during the trial period;

2、	Serious violation of the disciplinary code or the rules and regulations of Party A;

3、	Serious dereliction of duty or personal fraud, causing serious damage to Party A’s interests;

4、	Being investigated for criminal responsibility according to law;

5、	Party A has the right to terminate the labor contract for the three consecutive monthly absenteeism or four cumulative monthly absenteeism;

6、	Women of the right age shall inform the company in advance whether she is pregnant before entering the company. If it intentionally conceals it, the company has the right to refuse to pay the corresponding policy compensation.

7、	Party A has the right to terminate the labor contract if it fails continuously or continuously twice after monthly, quarterly or annual assessment or fails to take up the post, and Party A fails to transfer the post or refuses to take up the job.

Article 25: Party A may terminate this Contract under any of the following circumstances, but it shall notify Party B in writing 30 days in advance.

1、	If Party B is ill or non-work injured, it cannot engage in the original work or work arranged by Party A after the expiration of medical treatment;

2、	Party B fails to pass the performance appraisal, is not competent for the work, and is still incompetent after training or job adjustment;

3、	If the objective situation based on at the conclusion of the labor contract has undergone major changes, so that the labor contract cannot be performed, and no agreement is reached on changing the contents of the labor contract after negotiation, such as Party A reduces and adjusts the internal organization, and the work project responsible for Party B is cancelled or terminated.

Article 26: If Party A is on the verge of bankruptcy for rectification or has serious difficulties in its work and operation, it may be terminated after explaining the situation to all the employees.

Article 27: Party B shall not terminate Party A or terminate this Contract in accordance with any of the following circumstances.

1、	Sick or non-work injury, within the prescribed medical period.

2、	Those who have worked in Party A for at least 15 consecutive years, and are less than five years away from the legal retirement age.

Article 28: If Party B suffers from occupational disease or injury due to work or medical treatment, completely or partially confirmed by the municipal and district labor appraisal committees shall comply with the relevant provisions of Beijing.

Article 29: If Party B cancels this Contract, it shall notify Party A in writing 30 days in advance, handle the handover procedures within three days before leaving the contract, return the relevant materials and articles in good condition, hand over the work clearly, and settle the accounting reimbursement, punishment, compensation and other related expenses with the financial department. The salary shall be received on the 10th of the next month after the completion of the above handover work. If Party B does not handle the above handover work according to the time and requirements required by Party A after leaving his post, Party A shall suspend the basic salary (including relevant business commission or bonus) until the handover is completed.

Article 30: Party B shall notify Party A 3 working days in advance of any of the following circumstances.

1、	During the probation period;

2、	Party A forces labor by means of violence, threat, imprisonment or illegal restriction of personal freedom;

3、	If Party A is unable to pay labor remuneration or provide working conditions in accordance with this Contract.

Article 31: Within 30 days before the expiration of this Contract, if Party A and Party B terminate the Contract without written notice to the other party, the validity period of this Contract shall be automatically extended for 3 months.

IX. Liability for breach of contract

Article 32: If Party A has any of the following circumstances, and Party B violates and cancels the labor contract, it shall make economic compensation in accordance with the Labor Law and the relevant provisions of Beijing Municipality:

1、	Failing to give the laborers economic compensation in accordance with relevant laws and regulations after the termination of the labor contract;

2、	If Party A cancels the labor contract or violates the invalid labor contract concluded due to Party A, and causes damage to Party B, Party A shall bear the compensation liability in accordance with the relevant labor provisions.

3、	other

Article 33: If Party B terminates the labor contract in violation of the conditions agreed herein or violates the confidential trade secrets agreed herein, and causes economic losses to Party A, it shall be liable for compensation according to the extent of the losses.

Article 34 A labor dispute arising from the performance of this contract shall be settled through negotiation and fails. If one party requests arbitration, it shall apply for arbitration to the Labor Dispute Arbitration Section 60 days from the date of the occurrence of the labor dispute. One party may also directly apply for arbitration to the labor dispute arbitration committee where Party A is located. If it refuses to accept the award, it may bring a lawsuit to the people’s court where Party A is located.

X. Other agreements

Article 35: Party B shall invest by Party A for training, acceptance, etc., and Party B shall sign a supplementary agreement with Party A.

Article 36: The ownership and right to use any products produced by or produced during Party B shall completely belong to Party A.

Article 37: Party B shall truthfully inform Party A of his identity, address, study, work experience, illegal or criminal acts, participation in working in other units, physical condition (whether serious diseases, infectious diseases, chronic diseases or other diseases affecting normal work). If Party A intentionally informs the false situation or intentionally conceals the truth and discloses the invalid labor contract concluded by fraudulent means, Party A has the right to terminate the labor contract at any time and does not bear the economic compensation and compensation, which thus causes Party A losses, Party B shall compensate according to the actual losses.

Article 38: Matters not covered herein shall be implemented with reference to the Labor Contract Law of the People’s Republic of China and other relevant laws and regulations.

Article 39: This Contract is made in duplicate, with each party holding one copy. Both parties shall effective on the date of signature.

Article 40: The following annex is an integral part of this Contract, and shall have the same agreed force for both parties:

Other supplementary documents signed by the two parties, such as the Employee Code, Intellectual Property Protection Agreement, Confidentiality Agreement, Company Rules and Regulations, and Non-competition Agreement.

Article 41: Party A’s rules and regulations (including but not limited to the employee manual, post manual, training agreement, etc.) are all attached to the contract, and its effectiveness is equivalent to that of the contract. Party A shall have the right to formulate other documents regulating the management system of Party A except the above attachments. Such institutional documents shall automatically become these attachments starting from the date when Party A announces its implementation, which are binding on both parties and the provisions are significantly illegal.

Party A (signature): /s/ Global Mofei (Beijing) Technology Co., Ltd.

Party B (signature): /s/ Jiang Wenjun

Date of signing the contract: December 20, 2019